Exhibit 5.2

November 23, 2012

Five Star Quality Care, Inc.

400 Centre Street

Newton, Massachusetts  02458

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Five Star Quality Care, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the following securities of the Company having an aggregate initial offering price of up to $942,500,000 (collectively, the “Securities”): (i) debt securities (the “Debt Securities”); (ii) shares of preferred stock, $.01 par value per share (“Preferred Shares”); (iii) depositary shares representing whole or fractional interests in Preferred Shares (“Depositary Shares”); (iv) shares of common stock, $.01 par value per share (“Common Shares”), including Common Shares that may be sold by selling shareholders that are directors and officers of the Company or directors and officers of Reit Management & Research LLC, a Delaware limited liability company; (v) warrants entitling the holder to purchase from the Company, or sell to the Company, or receive from the Company, the cash value of the right to purchase or sell, Debt Securities, Preferred Shares, Depositary Shares or Common Shares (“Warrants”) and (vi) 4,235,000 Common Shares issued and outstanding as of the date hereof that may be sold by Senior Housing Properties Trust as a selling shareholder (the “SNH Shares), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.             The Registration Statement and the related form of prospectus included therein;

2.             The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.             The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.             A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.             Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”) relating to the registration of the Securities and the issuance of the SNH Shares, certified as of the date hereof by an officer of the Company;

6.             A certificate executed by an officer of the Company, dated as of the date hereof; and

7.             Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.             All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.             The issuance, and certain terms, of the Securities (excluding the SNH Shares) to be issued by the Company from time to time will be authorized and approved by the

Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Resolutions and, with respect to any Preferred Shares to be issued by the Company, Articles Supplementary setting forth the number of shares and the terms of any class or series of such Preferred Shares (the “Articles Supplementary”) will be filed with, and accepted for record by, the SDAT prior to their issuance (such approval and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

6.             Upon the issuance of any Securities that are Common Shares (“Common Securities”), including Common Securities which may be issued upon conversion, redemption, exchange or exercise of any other Securities convertible into or redeemable, exchangeable or exercisable for Common Securities, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Charter.

7.             Upon the issuance of any Securities that are Preferred Shares (“Preferred Securities”), including (i) Preferred Securities which may be issued upon conversion, redemption, exchange or exercise of any other Securities convertible into or redeemable, exchangeable or exercisable for Preferred Securities and (ii) Preferred Securities represented by Depositary Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Charter, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Charter.

8.             The Securities will not be issued or transferred in violation of any restriction or limitation contained in Article VI of the Charter or any comparable provision in the applicable Articles Supplementary setting forth the terms of any class or series of Preferred Shares or in the Bylaws.  The SNH Shares have not been issued or transferred in violation of any restriction or limitation contained in the Article VI of the Charter or in the Bylaws.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.             Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized.

3.             Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4.             Upon the completion of all Corporate Proceedings relating to the Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

5.             Upon the completion of all Corporate Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

6.             Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

7.             The SNH Shares have been duly authorized and validly issued and are fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.  Sullivan & Worcester LLP, counsel to the Company, may rely on this opinion in connection with an opinion of even date herewith to be issued by it relating to the issuance of the Securities.

Very truly yours,

/s/ Venable LLP

42870/280016